EXHIBIT 99.1

GEOGLOBAL ANNOUNCES UPDATE ON RJ-20 AND RJ-21 BLOCKS

Calgary, Alberta, Canada, July 26, 2012 – GeoGlobal Resources Inc. (“GeoGlobal” or the “Company”) (NYSE MKT: GGR) announced updates for its exploration blocks RJ-20 and RJ-21.

RJ-21 (RJ-ONN-2004/3)

On July 20, 2012, on behalf of the Government of India, the Directorate General of Hydrocarbons invoked its performance bank guarantee of US$897,500 for the period April 1, 2011 to September 30, 2012 on account of Oil India Ltd., as Operator on behalf of the consortium’s decision not to complete the minimum work program for exploration block RJ-21. The performance bank guarantee was in the form of an irrevocable letter of credit for which Export Development Canada (“EDC”) provided the performance security guarantee on behalf of GeoGlobal and the Company has agreed to fully indemnify EDC against all claims and demands made in respect of this performance bank guarantee. The Company is currently negotiating payment terms with EDC.

RJ-20 (RJ-ONN-2004/2)

On June 22, 2012, drilling operations were completed on the Punam-1 well located within the Exploration Block RJ-20. The well is currently being tested based on positive indications of oil-bearing formations within the targeted Bilara-Jodhpur reservoirs.

Drilling of the Punam-1 well commenced on May 7, 2012 and was drilled to a vertical depth of 1,297 meters to test the Bilara-Jodhpur reservoirs. Wireline logs were recorded in the 8.5-inch open hole section, which were then followed by wireline formation tests. These tests confirmed the presence of oil along with water within the Bilara-Jodhpur formations, between a depth of 1,227 – 1,249 meters. The operator, Oil India Limited (“OIL”), subsequently lowered a 5 1/2-inch casing and conducted a cased hole well test program in this well. The oil samples recovered from the wireline formation tests and conventional testing program have a density of 17-degree API.

The Punam-1 is the third well in a twelve well exploratory program for Block RJ-20. Based on this oil discovery, the consortium is pursuing a further extension of Exploration Phase-I to complete the minimum work program commitments on this block.

“We remain optimistic with what the Punam-1 well tests have yielded, and the potential implications they have for our exploratory program on the RJ-20 Block as a whole,” said Mr. Paul B. Miller, President and CEO of GeoGlobal. “We are disappointed by the DGH’s decision to not allow us to continue with the work program in the RJ-21 Block and in turn to call the performance bank guarantee for not completing the minimum work program.  However, with the discovery in RJ-20, we hope to move forward with the exploratory program for Block RJ-20 and will apply for the appropriate extensions as required.”

About GeoGlobal

GeoGlobal Resources Inc., headquartered in Calgary, Alberta, Canada, is a U.S. publicly traded oil and gas company, which, through its subsidiaries, is engaged in the pursuit of petroleum and natural gas in high potential exploration targets through exploration and development in India, Israel and Colombia.

Cautionary Statement For Purposes Of The “Safe Harbor” Provisions Of The Private Securities Litigation Reform Act Of 1995

This press release contains statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the oil and gas exploration, development, drilling and spudding activities being conducted and intended to be conducted in Israel and the outcome of those activities on the exploration blocks in which the Company has an interest. The Company updates forward-looking information related to operations, production and capital spending on a quarterly basis and updates reserves, if any, on an annual basis.

We caution you that various risk factors accompany our forward-looking statements and are described, among other places, under the caption “Risk Factors” in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.  These risk factors could cause our operating results, financial condition and ability to fulfill our plans to differ materially from those expressed in any forward-looking statements made in this press release and could adversely affect our financial condition and our ability to pursue our business strategy and plans. If our plans fail to materialize, your investment will be in jeopardy.

An investment in shares of our common stock involves a high degree of risk. Our periodic reports, which we file with the Securities and Exchange Commission and Canadian provincial authorities, may be viewed at http://www.sec.gov and www.sedar.com.

GeoGlobal Resources Inc. www.geoglobal.com	KM Investor Relations Ltd. www.km-ir.co.il
Phone: +1 403 777-9250 Email: info@geoglobal.com	Phone: +011 972-3-5167620 E-mail: moran@km-ir.co.il

The Equicom Group
Dave Feick, Managing Director, Western Canada
Phone: +1 403 218-2839 Email: dfeick@equicomgroup.com